Exhibit 5.1

November 6, 2015

BorgWarner Inc.

3850 Hamlin Road

Auburn Hills, Michigan 48326

Re:	BorgWarner Inc.
Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is furnished in connection with the issuance and sale by BorgWarner Inc., a Delaware corporation (the “Company”), of €500,000,000 aggregate principal amount of its 1.800% Senior Notes due 2022 (the “Notes”) pursuant to the Company’s Registration Statement on Form S-3, Registration No. 333-194224 (the “Registration Statement”), the Prospectus constituting a part thereof, dated February 28, 2014, relating to the offering from time to time of certain securities of the Company pursuant to Rule 415 promulgated under the Securities Act of 1933, as amended (the “Act”), the Prospectus Supplement, dated November 2, 2015, to the above-mentioned Prospectus relating to the Notes and filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424 promulgated under the Act (the Prospectus, dated February 28, 2014, and the Prospectus Supplement, dated November 2, 2015, being hereinafter referred to, collectively, as the “Prospectus”), and the Indenture, dated as of September 23, 1999 (the “Original Indenture”), between the Company and The Bank of New York Trust Company, N.A. (successor in interest to Chase Manhattan Trust Company, National Association), as trustee, as supplemented by the Fifth Supplemental Indenture, dated as of November 6, 2015 (the “Fifth Supplemental Indenture,” and together with the Original Indenture, the “Indenture”), between the Company and Deutsche Bank Trust Company Americas, as trustee, paying agent, security registrar and transfer agent for the Notes (the “Trustee”). The Notes are to be issued in substantially the form filed as an exhibit to the Registration Statement (with the maturity, interest rate and other terms of the Notes appropriately inserted therein).

We have examined the Registration Statement, the Prospectus, the Indenture, the form of the Notes (with the maturity, interest rate and other terms inserted therein) and such other instruments, documents, certificates and records which we have deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy, and completeness of the information, representations and warranties contained in the instruments, documents, certificates and records we have reviewed.

Based on such examination, we are of the opinion that, when the Notes have been duly executed and issued by the Company and authenticated by the Trustee pursuant to the Indenture, and delivered against payment as contemplated in the Prospectus, the Notes will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether considered in a proceeding in equity or at law), including concepts of commercial reasonableness, good faith and fair dealing.

The foregoing opinion is given on the date hereof and is limited to matters arising under the laws of the State of New York and the General Corporation Law of the State of Delaware as in effect on the date hereof. We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required by Section 7 of the Act or the related rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Very truly yours,

/s/ Sidley Austin LLP

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